Exhibit 99.1

UBIQUITI INC. REPORTS FOURTH QUARTER FISCAL 2024 FINANCIAL RESULTS
~ Record Revenues of $507.5 million ~
~ GAAP Diluted Earnings Per Share of $1.72 ~

New York, NY - August 23, 2024 - Ubiquiti Inc. (NYSE: UI) ("Ubiquiti" or the "Company") today announced its financial results for the fourth quarter and full year fiscal 2024, ended June 30, 2024.

Fourth Quarter Fiscal 2024 Financial Summary
•Revenues of $507.5 million
•GAAP diluted EPS of $1.72
•Non-GAAP diluted EPS of $1.74
Full Fiscal 2024 Financial Summary
•Revenues of $1.9 billion
•GAAP diluted EPS of $5.79
•Non-GAAP diluted EPS of $5.87

Additional Financial Highlight

•The Company's Board of Directors (the "Board") declared a $0.60 per share cash dividend payable on September 9, 2024 to shareholders of record at the close of business on September 3, 2024.
•The Company intends to pay regular quarterly cash dividends of at least $0.60 per share during each quarter of fiscal year 2024, although all subsequent dividends, and the establishment of record and payment dates, are subject to final determination by the Board each quarter after its review of the Company’s financial performance and results of operations, available cash and cash flow, capital requirements, applicable corporate legal requirements, and other factors.

Financial Highlights ($, in millions, except per share data)

Income statement highlights	F4Q24	F3Q24	F4Q23
Revenues	507.5	493.0	491.1
Enterprise Technology	431.7	414.3	404.1
Service Provider Technology	75.7	78.7	87.0
Gross profit	204.1	174.1	203.3
Gross Profit (%)	40.2%	35.3%	41.4%
Total Operating Expenses	65.8	62.9	59.5
Income from Operations	138.4	111.2	143.9
GAAP Net Income	103.8	76.3	103.7
GAAP EPS (diluted)	1.72	1.26	1.72
Non-GAAP Net Income	105.1	77.6	104.7
Non-GAAP EPS (diluted)	1.74	1.28	1.73

Ubiquiti Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024(1)	2023(1)
Enterprise Technology	$431,733	$404,148	$1,617,665	$1,621,426
Service Provider Technology	75,728	86,937	310,825	319,086
Total revenues	$507,461	$491,085	$1,928,490	$1,940,512

Ubiquiti Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024(1)	2023(1)
North America	$253,274	$238,323	$946,428	$922,230
Europe, the Middle East and Africa	194,102	190,904	740,113	759,405
Asia Pacific	32,087	32,343	127,901	148,502
South America	27,998	29,515	114,048	110,375
Total revenues	$507,461	$491,085	$1,928,490	$1,940,512
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2024 and 2023, respectively.

Income Statement Items
Revenues
Revenues for the fourth quarter fiscal 2024 were $507.5 million, representing an increase from the prior quarter of 2.9% and an increase from the comparable prior year period of 3.3%. On a full year basis, revenues for fiscal 2024 were $1.9 billion, representing a 0.6% decrease compared to full year fiscal 2023.
The growth in revenues over the prior quarter and the comparable prior year period were both driven by increases in revenue from our Enterprise Technology platform. Revenues from the Service Provider Technology platform decreased when compared to the prior quarter as well as the comparable prior year period.
The decrease in revenue for full fiscal 2024 compared to full fiscal 2023 was driven by a decrease in revenue from both our Enterprise Technology platform and our Service Provider Technology platform.
Gross Margins
During the fourth quarter fiscal 2024, GAAP gross profit was $204.1 million. GAAP gross margin of 40.2% increased by 4.9% as compared to the prior quarter GAAP gross margin of 35.3% and decreased by 1.2% as compared to the comparable prior year period GAAP gross margin of 41.4%. On a full year basis, fiscal 2024 GAAP gross profit was $739.8 million. Fiscal 2024 GAAP gross margin of 38.4% decreased by 0.8% as compared to fiscal 2023 GAAP gross margin of 39.2%.
The increase in gross profit margin as compared to the prior quarter was primarily driven by lower excess and obsolete inventory charges, favorable product mix and lower tariffs, offset in part by higher shipping costs. The decrease in gross profit margin as compared to the comparable prior year period was primarily driven by higher shipping costs and higher excess and obsolete inventory charges, partially offset by favorable product mix and lower tariffs. The decline in gross profit margin for full fiscal 2024 as compared to full fiscal 2023 was primarily driven by incremental excess and obsolete inventory charges and warehouse-related operating expenses, partially offset by lower shipping costs and lower tariffs.
Research and Development
During the fourth quarter fiscal 2024, research and development ("R&D") expenses were $44.1 million. This reflects an increase as compared to the R&D expenses of $42.5 million in the prior quarter and R&D expenses of $40.5 million in the comparable prior year period. On a full year basis, fiscal 2024 R&D expenses were $159.8 million, representing an increase of $14.6 million as compared to R&D expenses of $145.2 million for fiscal 2023.
The increase in R&D expenses as compared to the prior quarter was primarily due to increased prototype-related expenses, partially offset by lower employee-related expenses. The increase in R&D expenses as compared to the comparable prior year period was primarily driven by higher prototype-related expenses and employee-related expenses. The increase in R&D expenses for fiscal 2024 compared to fiscal 2023 was primarily driven by higher prototype-related expenses and employee-related expenses.
Sales, General and Administrative
The Company’s sales, general and administrative ("SG&A") expenses for the fourth quarter fiscal 2024 were $21.7 million. This reflects an increase as compared to the SG&A expenses of $20.4 million in the prior quarter and an increase compared to the SG&A expenses of $18.9 million in the comparable prior year period. On a full year basis, fiscal 2024 SG&A expenses were $81.0 million, reflecting an increase of $10.0 million as compared to SG&A expenses of $71.0 million for fiscal 2023.
The increase in SG&A costs as compared to the prior quarter was primarily due to higher fees associated with webstore credit card processing, marketing expenses and professional fees, offset in part by lower travel expenses. The increase in SG&A costs as compared to the comparable prior year period was primarily due to higher fees associated with webstore credit card processing, marketing expenses and professional fees. The increase in SG&A expenses for fiscal 2024 compared to fiscal 2023 was primarily driven by higher fees associated with webstore credit card processing, marketing expenses, employee-related expenses and professional fees.
Interest Expense and Other, net
During the fourth quarter fiscal 2024, Interest expense and other, net ("I&O") expenses were $16.8 million. This reflects a decrease as compared to the I&O expenses in both the prior quarter and the comparable prior year period of $18.9 million and $19.8 million, respectively. On a full year basis, fiscal 2024 I&O expenses were $75.2 million, reflecting an increase of $16.9 million as compared to the I&O expenses of $58.2 million for fiscal 2023.
The decrease in I&O expenses as compared to the prior quarter and comparable prior year period was primarily due to lower interest expense due to decrease in borrowings, offset in part by increase in foreign exchange losses. The increase in I&O expense for fiscal 2024 as compared to fiscal 2023 was primarily driven by higher interest expense due to increased levels of average debt outstanding and higher interest rates.
Net Income and Earnings Per Share
During the fourth quarter fiscal 2024, GAAP net income was $103.8 million and non-GAAP net income was $105.1 million. This reflects an increase in GAAP net income and non-GAAP net income from the comparable prior year period by 0.1% and 0.3%, respectively, primarily driven by higher revenues and higher gross profit. Fourth quarter fiscal 2024 GAAP earnings per diluted share was $1.72, consistent with the results achieved in the comparable prior year period, and non-GAAP earnings per diluted share was $1.74, reflecting an increase of 0.6% when compared to the comparable prior year period.
About Ubiquiti Inc.

Ubiquiti Inc. is focused on democratizing network technology on a global scale — creating networking infrastructure in over 200 countries and territories around the world. Our professional networking products are powered by our UISP and UniFi software platforms to provide high-capacity distributed Internet access and unified information technology management, respectively.
Ubiquiti and the U logo are trademarks or registered trademarks of Ubiquiti and/or its affiliates in the United States and other countries. For more information, please visit www.ui.com.

Investor Relations Contact

Ubiquiti Inc.
Investor Relations
ir@ui.com
Ph.1-646-780-7958
Safe Harbor for Forward Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as "look", "will", "anticipate", "believe", "estimate", "expect", "forecast", "consider" and "plan" and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include the statement regarding our intention to pay quarterly cash dividends, any statements or assumptions underlying the foregoing, and any statement regarding future events and the future financial performance of Ubiquiti Inc. that involves risks or uncertainties.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, the impact of public health problems, such as COVID-19, and U.S. tariffs on results; fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, and our distributors’ inventory management practices; political and economic conditions and volatility affecting the stability of business environments, economic growth, currency values, commodity prices and other factors that may influence the ultimate demand for our products in particular geographies or globally; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on chipset suppliers for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification; litigation related to U.S. securities laws; and social, economic and political conditions in the United States and abroad, including the impact of the military conflict between Russia and Ukraine and the tension between China and Taiwan. We discuss these risks in greater detail under the heading "Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2024, and subsequent filings filed with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC’s website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Inc. Investor Relations Department, by email at IR@ui.com or by visiting the Investor Relations section of the Ubiquiti Inc. website, https://ir.ui.com/.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. Except as required by law, Ubiquiti Inc. undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Ubiquiti Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2024	2023	2024(1)	2023(1)
Revenues	$507,461	$491,085	$1,928,490	$1,940,512
Cost of revenues	303,320	287,758	1,188,728	1,179,781
Gross profit	204,141	203,327	$739,762	$760,731
Operating expenses:
Research and development	44,076	40,539	159,768	145,172
Sales, general and administrative	21,695	18,913	80,997	70,993
Total operating expenses	65,771	59,452	240,765	216,165
Income from operations	138,370	143,875	498,997	544,566
Interest expense and other, net	16,813	19,803	75,169	58,224
Income before income taxes	121,557	124,072	423,828	486,342
Provision for income taxes	17,753	20,395	73,868	78,701
Net income	$103,804	$103,677	$349,960	$407,641
Net income per share of common stock:
Basic	$1.72	$1.72	$5.79	$6.75
Diluted	$1.72	$1.72	$5.79	$6.74
Weighted average shares used in computing net income per share of common stock:
Basic	60,462	60,442	60,454	60,435
Diluted	60,466	60,449	60,458	60,451
(1) Derived from audited consolidated statements as of and for the year ended June 30, 2024 and 2023, respectively.

Ubiquiti Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended			Twelve Months Ended June 30,
	June 30, 2024	March 31, 2024	June 30, 2023	2024	2023
Net Income	$103,804	$76,290	$103,677	$349,960	$407,641
Share-based compensation:
Cost of revenues	45	44	26	159	73
Research and development	1,264	1,272	1,017	4,831	3,541
Sales, general and administrative	378	348	297	1,368	1,120
Tax effect of Non-GAAP adjustments	(441)	(399)	(321)	(1,560)	(1,132)
Non-GAAP net income	$105,050	$77,555	$104,696	$354,758	$411,243
Non-GAAP diluted EPS	$1.74	$1.28	$1.73	$5.87	$6.80

Shares outstanding (Diluted)	60,466	60,463	60,449	60,458	60,451
Weighted-average shares used in Non-GAAP diluted EPS	60,466	60,463	60,449	60,458	60,451
Use of Non-GAAP Financial Information
To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain costs, expenses and gains such as share-based compensation expense, and the tax effects of these non-GAAP adjustments.

Reconciliations of the adjustments to GAAP results for the periods presented are provided above. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under the paragraphs below.
Usefulness of Non-GAAP Financial Information to Investors
We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

About our Non-GAAP Net Income and Non-GAAP Earnings per Diluted Share
We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. Items excluded from net income are:

• Share-based compensation expense
• Tax effect of non-GAAP adjustments, applying the principles of ASC 740

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results.

For more information on the non-GAAP adjustments, please see the table captioned "Reconciliation of GAAP Net Income to non-GAAP Net Income" included in this press release.

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